                                                                     Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement"), dated as of February
13, 2004, is entered into by and among  Decorize,  Inc., a Delaware  corporation
(the "Company"), SRC Holdings Corporation, a Missouri corporation ("Purchaser"), and Quest  Capital  Alliance,  L.L.C.,  a  Missouri  limited  liability  company
("Quest").

     WHEREAS,  the  Company  proposes to issue and sell to  Purchaser  for cash,
500,000 shares of convertible  preferred stock,  $.001 par value, of the Company
(the  "Preferred  Stock"),  which are  convertible  into shares of common stock,
$.001 par value, of the Company ("Common Stock"),  and those certain Warrants to purchase up to an aggregate  1,750,000 shares of Common Stock (the  "Warrants"), on the terms and conditions set forth below; and

     WHEREAS,  the Company,  among other things,  has agreed to provide  certain registration  rights under the  Securities  Act of 1933, as amended from time to time (the  "Securities  Act"),  with  respect  to the  shares  of Common  Stock, including  those  issuable  upon  exercise  of  Warrants  or  conversion  of the
Preferred Stock, that are being issued to Purchaser pursuant to this Agreement.

     NOW  THEREFORE,  in  consideration  of the above  recitals  and the  mutual covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.01 The terms  defined in this Section 1.01 shall have for all purposes of this Agreement the respective meanings specified below.

     "Agreement"  shall mean this  Securities  Purchase  Agreement  as it may be amended from time to time.

     "Board"  shall mean the Board of Directors of the Company,  as  constituted from time to time.

     "Business  Day" shall mean any day,  other  than a Saturday  or Sunday,  on which  commercial  banks are open for business with the public in Greene County,
Missouri.

     "Certificate  of  Designation"  shall  mean  that  certain  Certificate  of
Designation of the Series A Convertible Preferred Stock of Decorize,  Inc. to be
filed with the Secretary of State of Delaware,  which  designates the rights and preferences of the holders of that series of Preferred Stock, a copy of which is attached as Exhibit A hereto.

     "Closing"  shall  mean the  consummation  of the  purchase  and sale of the
Securities.

     "Closing  Date" shall mean  February 13, 2004,  or such later date on which the  conditions  set forth in Articles VI and VII hereof have been  satisfied or waived.

     "Closing  Documents"  shall  mean this  Agreement,  the stock  certificates representing  the  Shares,  the  certificates  representing  the  Warrants,  the
Registration  Rights Agreement and any other document required by this Agreement as a condition to the  obligations of Purchaser under this Agreement or executed or delivered by the Company at the Closing.

     "Common  Stock"  shall  mean the  common  stock,  $.001 par  value,  of the
Company.

     "Company"  shall  mean  Decorize,  Inc.,  a Delaware  corporation,  and its successors and assigns.

     "Contingent  Warrants" shall mean those certain  Warrants to purchase up to an  aggregate  1,000,000  shares of Common Stock that may be issued from time to time as provided in Section 2.05 below (the form of the certificate for which is attached as Exhibit B). Each  Contingent  Warrant shall provide for the issuance of each Warrant Share  thereunder upon the payment of an exercise price of $1.40 per  share  (adjusted  from  the  date  of this  Agreement  as  provided  in the
Contingent Warrants).  The issuance of the Contingent Warrants and the number of shares for which each Contingent Warrant is exercisable is subject to the amount of any advances by the Company  under the Credit  Line,  as described in Section
2.05  below.  With  respect  to each set of  Contingent  Warrants  issued  for a particular  advance  against the Credit Line,  one-third  of the Warrant  Shares issuable thereunder shall expire three years from the date of issuance,  another third will expire four years from the date of issuance,  and the remaining third of such Warrant Shares will expire five years from the date of issuance.

     "Credit Line" shall mean a line of credit in the aggregate principal amount of $1,000,000,  which is obtained by the Company from one or more lenders, which are  mutually  approved by the Company and  Purchaser,  relying upon the standby limited guarantee of Purchaser.

     "Exchange Act" shall mean the  Securities  Exchange Act of 1934, as amended from time to time.

     "Exhibit" is a reference to an exhibit attached to this Agreement.

     "Initial  Warrants" shall mean those certain  Warrants to purchase  750,000 shares of Common Stock,  dated the Closing Date (the form of the certificate for which is attached as Exhibit C),  which  provides for the issuance of each share of Common Stock  thereunder  upon the payment of an exercise  price of $1.40 per share  (adjusted as provided in the  Warrants).  The Warrants shall be issued in three  certificates  for 250,000 shares each, with the Warrants  subject thereto terminating in three, four and five years, respectively, after the Closing Date.

     "Market  Price"  per share of the  Common  Stock as of any  particular  day means:

                    (i) if the principal  trading market for the Common Stock is a national or regional securities  exchange,  the average closing
               price  on  this   exchange  for  the  twenty  (20)  trading  days
               immediately before the date;

                    (ii) if sales prices for shares of Common Stock are reported by the Nasdaq  National  Market  System or the  Nasdaq  Small Cap
               Market  (or a  similar  system  then in use),  the  average  last reported sales price for the twenty (20) trading days immediately before the date; or

                    (iii) if neither (i) nor (ii) above are  applicable,  and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the
               National Quotation  Bureau),  the average of the high bid and low
               ask  prices  so  reported   for  the  twenty  (20)  trading  days
               immediately before the date.

          Notwithstanding the foregoing,  if there is no reported closing price, last reported sales price,  or bid and ask prices,  as the case may be, for the period in question, then the Market Price shall be determined as of the latest  twenty  (20)  trading  day  period  before  such day for which such closing  price,  last reported sales price,  or bid and ask prices,  as the case may be, are available, unless shares of the Common Stock have not been traded on an exchange or in the over-the-counter  market for thirty (30) or more days immediately before the day in question, in which case the current
     Market  Price  shall be  determined  in good faith by, and  reflected  in a formal resolution of, the Board of Directors of the Company.

     "Material  Adverse  Change" shall mean a material and adverse change in the business,  assets,  financial  condition,  results  of  operations,  affairs  or prospects  of the Company  and its  subsidiaries,  taken as a whole,  including, without limitation, any such material adverse change exceeding $50,000 in value.

     "Preferred  Stock"  shall mean the Series A  Convertible  Preferred  Stock,
$.001  par  value,  of the  Company,  having  such  rights  as set  forth in the
Certificate of Designation.

     "Registration Rights Agreement" shall mean that certain Registration Rights
Agreement  made and  entered  into as of the  Closing  Date,  by and between the
Company and Purchaser (the form of which is attached as Exhibit D).

     "Schedule" is a reference to a schedule attached to this Agreement.

     "Section" shall mean a section or subsection of this Agreement.

     "Securities"  shall mean any of the Shares and Warrants  purchased and sold under this  Agreement,  and any Warrant  Shares or other shares of capital stock issued or issuable thereunder from time to time.

     "Securities Act" shall have the meaning set forth in the recitals hereto.

     "Shares"  shall mean the shares of  Preferred  Stock issued and sold by the
Company to Purchaser at the Closing in the manner prescribed by this Agreement.

     "Warrants"  shall mean the Initial  Warrants  and the  Contingent  Warrants collectively.

     "Warrant  Shares"  shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as such number of shares issuable may be adjusted from time to time under the Warrants.

                                   ARTICLE II
            PURCHASE, SALE AND TERMS OF PREFERRED STOCK AND WARRANTS

     2.01 The Shares.  The  Company  has  authorized  the  issuance  and sale to
Purchaser of an aggregate  500,000 shares of Preferred  Stock upon the terms and subject to the conditions  described herein. The Shares will have the rights set forth in the Certificate of Designation.

     2.02 The Warrants. The Company has also authorized the issuance and sale to
Purchaser  of the  Warrants,  which  grants  Purchaser  the right and  option to purchase  the  Warrant  Shares  on the terms set  forth  therein.  The  Warrants
(including any Contingent  Warrants that may be issued from time to time) may be exercised  in  whole or in part as set  forth in each  Warrant.  The  number  of
Warrant  Shares  subject to each Warrant and the exercise price shall be subject to further  adjustment  as set forth in this  Agreement and as set forth in each
Warrant.

     2.03 Closing of Purchase and Sale of Shares and  Warrants.  At the Closing,
the  Company  agrees to issue and sell to  Purchaser,  and  Purchaser  agrees to purchase,  an  aggregate  500,000  Shares and the Initial  Warrants  for a total purchase price equal to Five Hundred Thousand and No/100 Dollars  ($500,000.00).
The purchase and sale of the Shares and the issuance of the Initial  Warrants to
Purchaser  shall take place by facsimile  delivery  exchange of signature  pages followed by express delivery  exchange of the complete Closing  Documents on the
Closing  Date,  with the  Closing to be held at the offices of Hallett & Perrin,
P.C., 2001 Bryan Street,  Suite 3900, Dallas,  Texas 75201. At the Closing,  the
Company shall deliver to Purchaser certificates  representing the Shares and the
Initial  Warrants  against  payment of the purchase  price,  and the Company and
Purchaser  shall deliver such other  agreements,  documents and  certificates as specified in this Agreement or as may be reasonably requested by each party. The purchase  price shall be paid by wire  transfer to an account  designated by the
Company.

     2.04 Registration of Warrants. The Company shall maintain a register of the
Warrants  to record  therein  the name and  address  of the  registered  holders thereof,  instructions  for  notices,  and other  information  for  transfers or exchanges of the Warrants. No transfer of a Warrant for less than 100,000 shares shall be valid  unless  made by the  registered  holder  with the prior  written consent of the Company, which shall not be unreasonably withheld. The registered holder of the  Warrants  shall be deemed the owner  thereof for purposes of this
Agreement.  Notwithstanding  anything in this Section 2.04 to the contrary,  the transfer of any Warrant  shall also be subject to the  restrictions  on transfer set forth therein.

     2.05 Line of Credit.  In connection  with the acquisition of the Shares and
Warrants, Purchaser has agreed to provide its standby limited guarantee to allow the Company to obtain the Credit Line, if and when the Company decides to do so;
provided,  that Purchaser's  obligation to provide such a guarantee and any then outstanding  guarantee  shall terminate on the earliest to

occur of (a) the time at which the Company is able to obtain on the basis of its own  financial  strength a  $1,000,000  line of credit  from a state or national banking  institution  (or any other  financial  institution)  on business  terms reasonably  acceptable  to the Board,  (b) the  redemption by the Company of the outstanding  shares of Preferred  Stock,  and (c) December 31, 2006. The Company
shall have the discretion to determine when and to what extent it accesses funds from the Credit Line; provided, that the Company shall draw down in multiples of
$250,000; and further provided that Purchaser will have the right, to reject any draws on the Credit  Line if it  determines  in good  faith  that the  Company's financial condition or outlook has suffered or is reasonably likely to suffer, a
Material Adverse Change.

     In  consideration  for  Purchaser's  guarantee,  and  for so  long  as such guarantee remains in effect, if at any time the Company draws against the Credit
Line,  then  promptly  thereafter  (but in no event later than ten (10) business days thereafter) the Company (i) shall issue Contingent  Warrants,  effective as of the date that the Company  draws against the Credit Line,  exercisable  for a number of shares of Common Stock equal to the  aggregate  dollar  amount of such advance,  in the case of the first  advance,  and (ii)  shall  issue  additional
Contingent Warrants  exercisable for a number of shares of Common Stock equal to the dollar amount of any  additional  advance(s)  in the case of any  subsequent advances,  with the effect  that  Purchaser  shall  have one or more  Contingent
Warrants that are  initially  exercisable  for an aggregate  number of shares of
Common Stock equal to the aggregate  principal amount of all advances made under the Credit Line while the  guarantee of Purchaser is in effect,  in an aggregate amount not to exceed 1,000,000 Warrant Shares. No additional Contingent Warrants shall be  issued  for any  advances  made  against  the  Credit  Line  after the guarantee of Purchaser has terminated or been withdrawn.

     2.06  Further  Assurances.  The Company  and  Purchaser  shall  execute and deliver such additional  documents and take such additional actions as any party reasonably  may deem to be practical and  necessary in order to  consummate  the transactions  contemplated by this Agreement and to vest more fully  Purchaser's ownership of the Shares and Warrants.

     2.07 Quest Warrants.  Upon completion of the Closing, Quest shall be issued warrants to purchase 600,000 shares of Common Stock,  exercisable at an exercise price of $1.40 per share  (adjusted as provided in the  Warrants).  The warrants issued to Quest (the form of which is attached as Exhibit E) will  terminate pro rata as to 200,000 shares (as adjusted  therein),  on each of the third,  fourth and fifth  anniversary  dates of the Closing,  unless the warrants are exercised before the applicable  expiration  date. Quest agrees to timely make all filings required  to be  made  by it  under  the  Exchange  Act or the  Securities  Act, including  without  limitation any filings under Section 13 of the Exchange Act, as a result of the  transactions  described in this Agreement,  and such filings shall be true and  correct in all  material  respects  and  contain no  material omissions or misstatements.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents, warrants and covenants, to the Company as follows:

     3.01  Authorization.  Purchaser is duly organized,  validly existing and in good standing  under the laws of its  jurisdiction.  Purchaser has the necessary power and  authority  to execute and deliver this  Agreement  and to perform its obligations hereunder. The execution and delivery of, and the performance under, this  Agreement  by  Purchaser  will not  conflict  with any  rule,  regulation, judgment or agreement applicable to Purchaser.

     3.02  Investment  Purpose.  Purchaser  was not  formed  for the  purpose of acquiring the Securities.  Purchaser is purchasing the Securities for investment purposes  and not with a present  view to,  or for sale in  connection  with,  a distribution  thereof  within  the  meaning  of the  Securities  Act.  Purchaser understands  that  it may  not be able  to  sell  or  otherwise  dispose  of the
Securities,  and  accordingly  it might need to bear the  economic  risk of this investment indefinitely.

     3.03 Reliance On Exemptions. Purchaser understands that the Securities have not been  registered  under the Securities Act or any state  securities laws and are  being  offered  and sold in  reliance  upon  specific  exemptions  from the registration  requirements  of federal and state  securities  laws, and that the
Company  is  relying  upon the truth and  accuracy  of the  representations  and warranties of Purchaser set forth herein in order to determine the  availability of such  exemptions and the  eligibility of Purchaser to acquire the Securities.
Purchaser  agrees to timely make all filings required to be made by it under the
Exchange Act or the Securities  Act,  including  without  limitation any filings under Section 13 of the Exchange Act, as a result of the transactions  described in this  Agreement,  and such filings  shall be true and correct in all material respects and contain no material omissions or misstatements.

     3.04  Information.  Purchaser has been furnished all documents  relating to the business,  finances and operations of the Company that  Purchaser  requested from the  Company  and has  evaluated  the risks and merits  associated  with an investment in the  Securities to its  satisfaction.  Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the
Company in making the decision to purchase and acquire the Securities,  and such questions have been answered to its satisfaction.

     3.05 Governmental  Review.  Purchaser  understands that no federal or state agency or any other  government or  governmental  agency has passed upon or made any recommendation or endorsement of the Securities.

     3.06 Purchaser's  Qualifications.  Purchaser is an "accredited investor" as defined in Rule 501 under  Regulation  D of the  Securities  Act.  Purchaser  is capable of evaluating the merits and risks of an investment in the Securities.

     3.07 Restrictions on Transfer. Purchaser covenants and agrees that it shall not transfer any of the Securities  unless such Securities are registered  under the Securities Act or unless an exemption from  registration  and  qualification requirements  is  available  under  the  Securities  Act  and  applicable  state securities laws and the Company has received an opinion of counsel  satisfactory to it  stating  that  such  registration  and  qualification  is  not  required.
Purchaser  understands that certificates  representing the Shares,  the Warrants and the Warrant Shares shall bear the  following,  or a  substantially  similar, legend until such time as they have been registered

under  the  Securities  Act or  otherwise  may be sold  without  volume or other limitations under Rule 144 promulgated under the Securities Act:

     THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES  ACT OF 1933,  AS AMENDED (THE  "ACT"),  OR UNDER ANY STATE
     SECURITIES  LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,
     TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION  UNDER THE ACT
     AND APPLICABLE  STATE  SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY
     OF AN  OPINION  OF  COUNSEL  SATISFACTORY  TO THE  COMPANY  THAT  SUCH
     REGISTRATION IS NOT REQUIRED.

     3.08 Residence.  Purchaser is domiciled  within the  jurisdiction set forth under its name on the signature pages hereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except  as set  forth on the  Schedule  of  Exceptions  attached  hereto as
Exhibit F, the Company represents and warrants to Purchaser as follows:

     4.01  Organization  and Good  Standing.  The Company is a corporation  duly organized,  validly existing and in good standing under the laws of the State of
Delaware,  and has all necessary  corporate  power and authority to own or lease its assets and to carry on its  business as now being  conducted  and  presently proposed  to be  conducted.  The Company is duly  qualified  to do business as a foreign  corporation  and is in good standing in each  jurisdiction in which its ownership  or leasing  of assets,  or the  conduct of its  business,  makes such qualification  necessary,  except where the failure to be so qualified would not result in a  Material  Adverse  Change.  Except for any  subsidiaries  listed on
Section 4.02 of the Schedule of Exceptions,  the Company has no subsidiaries and no equity  interests in any  corporation,  partnership,  joint  venture or other
entity.   There  has  been  no  amendment  of  the  Company's   Certificate   of
Incorporation or Bylaws that is not reflected in the Company's  filings with the
Securities  and  Exchange  Commission  ("SEC"),  other than the  Certificate  of
Designation.

     4.02  Subsidiaries.  Section 4.02 of the Schedule of Exceptions  sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. Each subsidiary is validly existing and in good standing under the laws  of the  state  or  other  jurisdiction  of its  incorporation  and has the requisite  corporate  power to own,  lease and operate its properties and assets and to conduct its business as it is now being conducted. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable,  and are owned by the Company. None of these  subsidiaries  has  (i) any  outstanding  securities  convertible  into or exchangeable  for any shares of its capital  stock,  (ii) any  rights,  options, warrants,  calls or other  agreements or  commitments  of any nature  whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities  convertible  into or  exchangeable  for any shares of its capital stock, or (iii) any shares of its capital stock reserved for issuance.

     4.03  Requisite  Power and  Authorization.  The Company  has all  necessary corporate  power and authority to execute and deliver the Closing  Documents and to perform  its  obligations  under  each of the  Closing  Documents,  including without  limitation  the issuance of the  Securities  hereunder.  All  corporate action of the Company  required  for the  execution  and delivery of the Closing
Documents  and the  issuance and  delivery of the  Securities  has been duly and
effectively   taken,  and  no  further  actions,   authorizations  or  consents,
including,  without limitation, any consents of the stockholders of the Company, are required.  Each of the Closing  Documents  constitutes the valid and binding obligation of the Company,  enforceable  against the Company in accordance  with its terms, except :

          (i) as limited by applicable bankruptcy,  insolvency,  reorganization, moratorium or other laws of general  application  affecting  enforcement of creditor's rights,

          (ii) as limited by general  principles  of equity  that  restrict  the availability of equitable remedies, and

          (iii) as the indemnity provisions of the Registration Rights Agreement may be limited by law.

     The Shares, when issued at the Closing in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable,  free and clear of any and all liens, charges, claims or encumbrances. The Warrant Shares, if and when issued,  delivered and paid for in compliance with the provisions of this Agreement and the Warrants,  as applicable,  will be validly issued,  fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances.  The Company has reserved a sufficient  number of shares of Common
Stock necessary for (a) issuance of the Warrant Shares and (b) the conversion of the Preferred Stock.

     4.04 SEC Documents.  The Company has filed with the Securities and Exchange
Commission  (the "SEC") all reports,  statements,  schedules and other documents
(collectively,  the "SEC Documents")  required to be filed by it pursuant to the
Securities  Act and the Exchange  Act.  Since June 30, 2002,  all SEC  Documents
required to be filed were timely filed. As of their  respective  dates,  the SEC
Documents  complied  in all  material  respects  with  the  requirements  of the
Securities  Act or the  Exchange  Act,  as the case may be,  and the  rules  and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were  filed with the SEC,  contained  any  untrue  statement  of a material fact or omitted to state a material fact required to be stated  therein or  necessary  in  order  to  make  the  statements  therein,  in  light  of the circumstances under which they were made, not misleading. As of their respective dates,  the financial  statements  included in the SEC Documents (the "Financial
Statements")  complied  as to  form in all  material  respects  with  applicable accounting  requirements and the published rules and regulations of the SEC with respect  thereto.  Except (i) as may be indicated in the notes to the  Financial
Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-QSB  under the  Exchange  Act,  the  Financial  Statements  have been
prepared  in  accordance   with   generally   accepted   accounting   principles
consistently   applied  and  fairly   present  in  all  material   respects  the
consolidated  and  consolidating  financial  position  of the  Company  and  its subsidiaries  as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject,  in the case of unaudited statements, to normal recurring year-end adjustments and footnotes).  Except as set forth in the Financial  Statements  filed with the SEC prior to the date hereof,  neither the Company nor any of its subsidiaries has any liabilities,  whether  absolute, contingent or  otherwise,  other than (i)  liabilities  incurred in the ordinary course of business  subsequent to the date of such  Financial  Statements,  (ii)
obligations  under contracts and commitments  incurred in the ordinary course of business and not required under generally accepted  accounting  principles to be reflected  in such  Financial  Statements,  which  liabilities  and  obligations referred to in clauses (i) and (ii),  individually or in the aggregate,  are not material to the financial  condition or operating  results of the Company or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with the Closing Documents and the transactions contemplated thereby.

     4.05 Capitalization.  The capitalization of the Company (on a fully diluted basis) is set forth on Section 4.05 of the Schedule of Exceptions, including (i)
the authorized  capital stock, (ii) the number of shares issued and outstanding, after giving  effect to the  issuance of the Shares,  (iii) the number of shares reserved for issuance pursuant to stock option, employee benefit or other plans,
(iv) the  number of  shares  reserved  for  issuance  or  issuable  pursuant  to securities  exercisable for, or convertible into or exchangeable for, any shares of Common Stock, and (v) the number of Warrant Shares reserved for issuance upon exercise of the Warrants. All outstanding shares of capital stock have been duly authorized  and  validly  issued,  are fully paid and  non-assessable,  and were issued in compliance in all material respects with applicable  federal and state laws governing the issuance of securities.

     Except  as set forth on  Section  4.05 of the  Schedule  of  Exceptions  or otherwise contemplated hereunder,  the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company,
(ii) no rights, options,  warrants,  calls or other agreements or commitments of any nature  whatsoever  relating  to the  purchase or other  acquisition  of any shares of its capital stock or securities  convertible  into or exchangeable for any shares of its capital  stock,  (iii) no shares of its capital stock reserved for  issuance,  and  (iv) no  agreements  or  other  commitments  of any  nature whatsoever relating to preferential rights or voting rights of any shares of its capital stock or securities  convertible  into or exchangeable for any shares of its capital stock.

     4.06 No Conflicts.  Neither the execution,  delivery and performance by the
Company of this Agreement,  the other Closing Documents, and all instruments and documents  to  be  delivered  by  the  Company,  nor  the  consummation  of  the transactions  contemplated  by any of  the  foregoing  (i)  has  constituted  or resulted  in,  or will  constitute  or result  in, a default  under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company or material  contracts or instruments to which the Company or any of its  subsidiaries  is a party  or  federal,  state or  local  laws,  rules or regulations,  writs,  orders,  judgments or decrees which are  applicable to the
Company,  any of its  subsidiaries  or their  assets,  (ii)  will  result in the acceleration  or  termination  of any rights under any contract or instrument to which the Company or any of its  subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

     4.07 Consents.  Other than those that will be obtained  before the Closing, no approval,  consent, order,  authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity,  and no lapse of a waiting period, is required in connection with the execution,  delivery or performance by the Company of this Agreement,  any other
Closing  Document,  the issuance and  delivery of any of the  Securities  or any other  transactions  contemplated by any of the Closing Documents except for (i)
the filing of a Form D with the SEC,  (ii)  filings  required  under  applicable state  "blue sky" laws  (which  shall be duly filed and  effective  prior to the
Closing if so  required  under such  laws),  (iii) the filing of a  registration statement or statements pursuant to the Registration Rights Agreement;  and (iv)
an optional current report on Form 8-K to be filed with the SEC.

     4.08 No  Material  Adverse  Change.  Since the date of the most  recent SEC
Documents,  the business of the Company and each subsidiary has been operated in the ordinary course and substantially  consistent with past practice,  and there has not been any Material Adverse Change.

     4.09  Litigation.   There  is  no  claim,  action,   suit,   proceeding  or
investigation  pending  or, to the  Company's  knowledge,  currently  threatened against  the  Company  or any of its  subsidiaries,  or any of their  respective directors or officers,  in their  capacities  as such,  (i) that  questions  the validity of this Agreement or any other Closing  Document or the issuance of the
Securities,  or the right of the  Company  to enter into this  Agreement  or any other Closing  Document or to consummate the  transactions  contemplated  by any
Closing  Document  or (ii) that  might  result,  either  individually  or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company or of any subsidiary.

     4.10 The  American  Stock  Exchange.  The  Common  Stock is  listed  on The
American  Stock  Exchange  ("AMEX"),  and there are no  proceedings to revoke or suspend such listing. The sale of the Securities as contemplated hereby will not result in a violation of the AMEX rules and regulations.

     4.11 No Misrepresentation.  No representation or warranty by the Company in this Agreement  (including any Exhibit or Schedule  hereto) and no statements of
the  Company  contained  in  any  document,   certificate,   schedule  or  other
information furnished or to be furnished by or on behalf of the Company pursuant to this  Agreement  or any other  Closing  Document  or in  connection  with the transactions  contemplated by any Closing Document contains or shall contain any untrue  statement  of  material  fact or omits or shall omit to state a material fact  required  to be  stated  therein  or  necessary  in  order  to  make  such statements,  in light of the  circumstances  under  which  they were  made,  not misleading.  Except  for the  transactions  contemplated  hereby,  no  event  or circumstance  has  occurred or exists with  respect to the Company or any of its
subsidiaries  or  their  respective   business  affairs,   assets,   properties,
prospects,  operations  or  financial  condition  which  has not  been  publicly disclosed,  but  which,  under  applicable  law,  rule or  regulation,  would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the  Securities Act with respect to the primary issuance  of the  Company's  securities.  The  Company  has  delivered  true and complete copies of all documents requested by Purchaser.

                                       10

     4.12 No Brokers  or  Finders.  No person or entity  has or will have,  as a result of any engagement or contractual  obligation incurred by the Company, any right,  interest  or  valid  claim  against  Purchaser  or the  Company  for any commission,  fee or other  compensation as a finder or broker, or in any similar capacity,  in connection with the  transactions  contemplated by this Agreement, except  for the  warrants  to be issued in the name of Quest,  as  described  in
Section 2.07.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     5.01  Exchange Act Filings.  The Company  shall file in a timely manner all reports and other  documents  required to be filed by it under the Exchange Act, and such filings shall be true and correct in all material  respects and contain no material  omissions or  misstatements.  The Company  shall not  terminate its status as an issuer required to file reports under the Exchange Act, even if the
Exchange Act or the rules and regulations  promulgated  thereunder  would permit such termination.

     5.02 Authorized  Shares. The Company shall, from and at all times after the
Closing that the Warrants remain  outstanding,  maintain a reserve of authorized shares of Common Stock  sufficient to cover both (a) the issuance of the Warrant
Shares underlying the Warrants and (b) the conversion of the Preferred Stock.

     5.03 Removal of Legends.  Any legend endorsed on a certificate  pursuant to
Section  3.07 and any related  stop  transfer  instructions  with respect to any
Securities shall be removed, and the Company shall within ten (10) Business Days request its transfer agent to issue  promptly a certificate  without such legend to the holder  thereof,  if (i) such  Securities  shall be registered  under the
Securities Act, (ii) such legend may be properly removed under the terms of Rule
144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel,  satisfactory to the Company,  to the effect that a sale, transfer or  assignment of such  Securities  may be made pursuant to Rule 144(k)
under the Securities Act.

     5.04 Board of Directors.  During the period in which the Preferred Stock is issued and  outstanding,  the holder of the Preferred Stock shall be entitled to elect two (2) directors of the Company, in accordance with the rights granted to them in the Certificate of  Designation.  The initial persons to be appointed to the Board on behalf of the holders of the Preferred  Stock are Steven R. Crowder and Steven W. Fox.  Messrs.  Crowder and Fox will enjoy the same  directors  and officers'  liability  insurance  protection  and  indemnity  rights as the other directors  and  executive  officers  of  Decorize  enjoy from time to time.  The
Company  has  provided  a  certificate  of  insurance  evidencing  its  existing directors and officers liability insurance coverage to Messrs. Crowder and Fox.

     5.05 Chief  Executive  Officer;  Put  Option.  The Board will  appoint  Mr.
Crowder as President and Chief Executive  Officer of the Company effective as of the  Closing,  to serve in such  capacity  until  his  resignation,  removal  or replacement  by the  Board.  During the  period in

                                       11

which  Mr.  Crowder  serves as  President  and Chief  Executive  Officer  of the
Company,  he will be eligible to receive the same benefits  (including,  without limitation,  life insurance,  disability insurance,  health insurance and dental insurance) that the Company's other executive  officers are eligible to receive.
Mr. Crowder shall receive an initial annual salary during the first two years of his term in an amount equal to $150,000.  Any such payments made to Mr.  Crowder shall be made in accordance  with the  Company's  standard  payroll  procedures, subject to all applicable deductions. Any bonus paid to Mr. Crowder from time to time,  plus the  salary  and  benefits  payable  to Mr.  Crowder  for any period following his initial  two-year  term,  shall be determined by the  Compensation
Committee of the Board.

     Purchaser  agrees  that for so long as Mr.  Crowder  continues  to serve as
President  and CEO of the  Company,  the  Company  shall have the sole right and option to require  Purchaser  to purchase  from the Company for cash a number of shares  of  Common  Stock  having  an  aggregate  Market  Price,  on the date of issuance, equal to the amount necessary for the Company to fund its expenditures from Mr. Crowder's  compensation and benefits,  but not exceeding $37,500 in any quarter,  on the first day of each fiscal  quarter  beginning on January 1, 2004
(such issuance being on the Closing Date).  The Company shall give notice of its exercise  of such option for any  quarter no later than the third  business  day preceding the first day of the quarter, on which date the shares shall be issued and sold to Purchaser.  Upon the issuance of such shares of Common  Stock,  they will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances.

     5.06  Management  Fee. The Company shall pay a management fee in the amount of $2,500 per month to Quest  during the period  commencing  on the Closing Date and  continuing  until the later of (a) the date that is  eighteen  (18)  months after the Closing  Date,  and (b) the date on which Mr. Fox ceases to serve as a director of the Company.  These  payments  shall be in lieu of any payments that are due now or from time to time in the future pursuant to the letter  agreement dated November 19, 2002.

     5.07 Option  Grants.  Using the form of option  agreement  attached to this
Agreement as Exhibit H:

          (a) At the  Closing Mr.  Crowder and Mr. Fox shall be granted  options under the 1999  Decorize,  Inc.  Equity  Incentive  Plan,  a  complete  and accurate  copy of which is filed as an  exhibit  to the Form SB-2  filed on
     September 29, 1999 (File No.  000-88083) (the "Plan"),  to purchase 125,000 shares and 25,000 shares, respectively, of Common Stock at a price equal to
     $1.40 per share, which options shall expire on the third anniversary of the
     Closing.  The form of Option  Agreements  are attached as Exhibit G to this
     Agreement.  The holder of  Preferred  Stock  will be  granted  the right to approve any amendments to the Plan by the Certificate of Designation to the
     extent required by Delaware law or the rules and regulations of AMEX or the
     SEC.

          (b) If the Company achieves positive  earnings before tax,  determined by the certified  public  accountants  in charge of the Company's  audit in accordance  with  generally  accepted  accounting  principles  consistently applied ("EBT") for two consecutive quarters,  then effective as of the end of the second  consecutive  quarter the Company  shall grant options to Mr.
     Crowder to  purchase an  additional  75,000  shares of

                                       12

     Common  Stock at the Market  Price per share of the Common  Stock as of the end of the second  consecutive  quarter.  These  options will expire on the third anniversary of their issuance.

          (c) Right to Subscribe. If the Company achieves positive EBT for three consecutive  quarters (which three quarters may include the two consecutive quarters described in (b) above), then effective as of the end of the third consecutive  quarter the  Company  shall  grant  options to Mr.  Crowder to purchase an additional  75,000  shares of Common Stock,  and options to Mr.
     Fox to purchase an additional  25,000 shares of Common Stock,  in each case at the  Market  Price  per share of the  Common  Stock as of the end of the
     third  consecutive  quarter.   These  options  will  expire  on  the  third
     anniversary of their issuance.

          (d) Registration of Option Shares. The Company represents and warrants to Purchaser that, the shares of Common Stock issuable upon exercise of the stock  options  described  in Section  5.07(a)  above are the subject of an effective Registration Statement on Form S-8 (File No. 333-111058) filed by the Company with the SEC.

                                   ARTICLE VI
              CONDITIONS TO OBLIGATIONS OF PURCHASER AT THE CLOSING

     The  obligation of Purchaser to purchase the Shares and the Warrants at the
Closing shall be subject to the  fulfillment  on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser:

     6.01 Closing Documents.  The Company shall have delivered to Purchaser this
Agreement,   the  certificate   representing   the  Shares,   the   certificates
representing  the  Warrants,  the  Registration  Rights  Agreement and all other
documentation   required  by  this  Agreement   relating  to  the   transactions
contemplated hereby, all duly executed by the Company.

     6.02  Representations  and  Warranties;  Performance  of  Obligations.  The
representations  and warranties made by the Company in this Agreement and in any other Closing  Document  shall be true and correct when made,  and shall be true and correct in all material respects on the Closing Date with the same force and effect  as  if  they  had  been  made  on  and  as  of  said  date,  except  for representations  and  warranties  made as of a specific date which shall be true and correct as of such date.  The Company  shall have  performed,  satisfied and complied  with all  obligations  and  conditions  required  to be  performed  or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

     6.03  Consents  and  Waivers.  The Company  shall have made all filings and obtained any and all consents (including,  without limitation,  all governmental or  regulatory  consents),  approvals  or  authorizations,  permits  and waivers necessary or appropriate for  consummation of the  transactions  contemplated by this Agreement and any other Closing Document.  The Company shall have delivered to Purchaser and to Quest the  resolutions  of the Company's  Board of Directors authorizing and approving the  transactions  contemplated  under this Agreement, certified as of the Closing Date by the Company's Secretary.

                                       13

     6.04 No  Litigation or  Legislation.  No federal,  state or local  statute, rule,  regulation,  decree,  ruling or  injunction  shall  have been  enacted or entered,  and no litigation,  proceeding,  government  inquiry or  investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document,  or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

     6.05 Compliance Certificate.  The Company shall have delivered to Purchaser a certificate, executed by the President of the Company, dated as of the Closing
Date,  certifying to the  fulfillment  of the  conditions  set forth in Sections
6.02, 6.03 and 6.04.

     6.06 Incumbancy Certificate.  The Company shall have delivered to Purchaser a certificate,  executed by the Company's Secretary and dated as of the Closing, certifying as to the authority and  signatures of the  individuals  signing this
Agreement  and the  documents the Company is to deliver to Purchaser or to Quest at the Closing.

     6.07  Opinion of Counsel.  Purchaser  shall have  received  from  Hallett &
Perrin,  P.C., counsel to the Company, an opinion addressed to Purchaser,  dated as of the Closing Date, in substantially the form attached hereto as Exhibit H.

     6.08  Appointments.  Effective  as of the Closing,  the Company  shall have named Steven R. Crowder as its  President  and Chief  Executive  Officer and the
Board shall have appointed  Steven R. Crowder and Steven W. Fox to the Board, as
the nominees of Purchaser.

     6.09 Lock Up of Shares.  James K. Parsons,  the current President and Chief
Executive  Officer of the Company,  shall have entered into a lock-up  agreement with the Company and Purchaser in form reasonably satisfactory to Purchaser that restricts  the sale of his shares of Common  Stock for a period of two years and grants Purchaser the right to vote his shares of Common Stock for two years with respect to any sale of all the outstanding  Common Stock or substantially all of the assets of the  Company or any merger or  consolidation  in which the Company engages.

     6.10 Company Debt. A portion of the outstanding debt owed by the Company to
Jon Baker,  Mr. Parsons and Michael Sandel in the aggregate  principal amount of
$1,000,500,  shall have been  converted  into shares of Common  Stock at a price equal to $1.00 per share, and having such other terms as approved by the current
Board and  reasonably  acceptable to  Purchaser.  NEST USA, Inc. and the Company shall have amended the terms of the  outstanding  promissory note issued to NEST
USA,  Inc. on terms  acceptable  to  Purchaser,  including  the  conversion of a portion of such debt into  shares of Common  Stock.  The  Company  has  provided complete  and  accurate  copies of the  documentation  of these  conversions  to
Purchaser.

                                       14

                                   ARTICLE VII
             CONDITIONS TO OBLIGATION OF THE COMPANY AT THE CLOSING

     The obligation of the Company to sell and issue the Securities to Purchaser at the Closing  shall be subject to the  fulfillment  on or prior to the Closing
Date of the following conditions,  any one or more of which may be waived by the
Company:

     7.01 Purchase Price; Closing Documents.  Purchaser shall have delivered the purchase  price for the  Securities  to be  purchased  by  Purchaser  hereunder.
Purchaser  shall have  delivered to the Company this  Agreement  and all related documentation  required  by  this  Agreement  or the  transactions  contemplated hereby, all duly executed by Purchaser.

     7.02  Representations  and  Warranties;  Performance  of  Obligations.  The
representations and warranties made by Purchaser in this Agreement shall be true and correct when made, and shall be true and correct in all material respects on the Closing  Date with the same force and effect as if they had been made on and as of said date. Purchaser shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this
Agreement or any other Closing Document on or prior to the Closing Date.

     7.03  No Litigation or  Legislation.  No federal,  state or local  statute, rule,  regulation,  decree,  ruling or  injunction  shall  have been  enacted or entered,  and no litigation,  proceeding,  government  inquiry or  investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document,  or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.01 Waiver.  No course of dealing  between  Purchaser  and any other party hereto or any failure or delay on the part of Purchaser in exercising any rights or remedies under this Agreement or any of the Closing  Documents  shall operate as a waiver of any  rights  or  remedies  of  Purchaser.  No  single or  partial exercise of any rights or remedies  under this  Agreement  or any of the Closing
Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

     8.02 Survival of Covenants; Successors and Assigns. All representations and warranties of the Company contained in this Agreement,  in the Schedules,  or in any exhibit,  certificate,  document or  instrument  delivered  pursuant to this
Agreement  shall survive the Closing and shall continue in full force and effect for three years after the Closing Date. The parties hereto  understand and agree that this  Agreement  contains  obligations,  agreements  and covenants that are intended  to and  shall  continue  after the  Closing  and  except as  otherwise provided herein,  all covenants,  agreements and obligations made herein, in the other Closing Documents and in certificates  delivered in connection herewith or on behalf of the  Company,  shall  survive the  execution  and  delivery of this
Agreement  and  shall  bind and  inure to the  benefit

                                       15

of the Company and its  successors and assigns and the holders of the Securities from time to time.

     8.03 Notices.  Any notice or communication to be given under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified,  postage  prepaid and  registered or certified with return receipt requested, (b) delivery in person or by courier service providing
evidence  of  delivery,  or  (c)  transmission  by  telecopy.   Each  notice  or
communication that is mailed,  delivered, or transmitted in the manner described above shall be deemed sufficiently  given,  served,  sent, and received,  in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices  delivered by hand,  courier  service,  or telecopy,  at such time as it is delivered to the  addressee  (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the  addressee  upon  presentation.  Any  notice  or  communication  under  this
Agreement  must  be  addressed  as set  forth  on the  signature  pages  to this
Agreement.  Any party may change its address for notice by written notice to the other parties  hereto.  Any notices  delivered to Purchaser under this Agreement must also be delivered to Purchaser's  General  Counsel at the address set forth under Purchaser's name on the signature pages to this Agreement.

     8.04 Descriptive Headings.  The descriptive headings of this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     8.05  GOVERNING  LAW.  THIS  AGREEMENT,  THE  WARRANTS,  THE OTHER  CLOSING
DOCUMENTS AND THE OTHER  INSTRUMENTS  EXECUTED  HEREUNDER,  ARE  PERFORMABLE  IN
GREENE COUNTY,  MISSOURI,  AND SHALL BE INTERPRETED  AND CONSTRUED IN ACCORDANCE
WITH, UNDER AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO
ITS  CONFLICTS  OF  LAWS  PROVISIONS.  The  parties  irrevocably  submit  to the exclusive jurisdiction of the state and federal courts located in Greene County,
Missouri for the purpose of any suit, action or other proceeding  arising out of or based on this Agreement,  the Warrants,  the other closing  documents and the other  instruments  executed under this Agreement,  or their respective  subject matter.  Each party, to the extent applicable law permits,  waives, and will not assert by way of  motion,  as a defense  or  otherwise,  in any suit,  action or proceeding  brought  in the  above-named  courts,  any claim  that (a) it is not subject  personally to the jurisdiction of those courts, (b) the suit, action or proceeding  is  brought  in an  inconvenient  forum,  (c) the venue of the suit,
action  or  proceeding  is  improper,   or  (d)  any  of  these  agreements  and
instruments,  or their respective  subject matter,  may not be enforced in or by these courts.

     8.06  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall for all purposes be deemed an original and all of which shall  constitute  the same  instrument,  but only one of which need be produced.

     8.07 Expenses. All expenses,  including (without limitation) attorneys' and accountants'  fees  incurred  or to be  paid  by the  Company  or  Purchaser  in connection with the transactions contemplated by this Agreement shall be paid by whichever of them incurred such expenses, as the case may be.

                                       16

     8.08  Binding  Effect.  This  Agreement  shall be binding  upon the parties hereto,  together with their respective executors,  administrators,  successors, personal representatives, heirs and assigns.

     8.09  Severability.  If any  provision  of  this  Agreement  is  held to be illegal,  invalid or unenforceable under present or future laws effective during the term hereof,  such  provision  shall be fully  severable and this  Agreement shall be construed  and enforced as if such  illegal,  invalid or  unenforceable provision never  comprised a part hereof;  and the remaining  provisions  hereof shall  remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable  provision,  there shall be added automatically as part of this Agreement,  a provision as similar in its terms to such  illegal,  invalid or  unenforceable  provision  as may be possible  and be legal, valid and enforceable.

     8.10 Changes,  Modifications or Waivers.  No change or modification of this
Agreement  shall be valid or  binding  upon the  parties  hereto,  nor shall any waiver of any term or condition in the future be so binding,  unless such change or  modification  or waiver  shall be in writing  and signed by the  Company and
Purchaser.

     8.11  Miscellaneous.  No  failure  or  delay  on the  part of any  party in exercising  any right,  power or remedy  hereunder or under the  Warrants  shall operate  as a waiver  thereof.  The  waiver  by any  party  of a  breach  of any provision of this Agreement or the Warrants shall not operate or be construed as a waiver of any subsequent  breach.  No  modification,  amendment or termination under this  Agreement  or the  Warrants  shall be valid  unless  evidenced  by a writing  signed by Purchaser.  This  Agreement  and the other Closing  Documents constitute the entire agreement  between the parties with respect to the subject matter hereof and supersede all  proposals and  agreements,  whether  written or oral, and all other  communications  between the parties relating to the subject matter of this  Agreement,  the  Shares or the  Warrants.  In the event that the terms set forth in this Agreement and in the other Closing  Documents  conflict, this Agreement shall control. The invalidity,  illegality or unenforceability of any provision of this Agreement or the other Closing  Documents  shall in no way affect the validity,  legality or  enforceability  of any other provision.  This
Agreement and the other Closing Documents shall be binding upon and inure to the benefit  of the  Company  and  Purchaser  and their  respective  successors  and assigns.

     8.12  Termination.  This Agreement may be terminated  and the  transactions contemplated  hereby  abandoned  at any time  prior to the  Closing  Date (a) by mutual  written  consent  of the  Company  and  Purchaser;  or (b) by either the
Company or Purchaser if the transactions contemplated hereby shall not have been consummated  on or before the close of  business on February  16,  2004.  In the event of termination of this Agreement as provided  above,  this Agreement shall forthwith  become of no  further  effect  and  there  shall be no  liability  or obligation on the part of any party.

                                       17

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

                                         THE COMPANY:

                                         DECORIZE, INC.,
                                         a Delaware corporation

                                         By:  /s/ Alex Budzinsky
                                            ------------------------------------
                                         Name:  Alex Budzinsky
                                         Title: Executive Vice President
                                                and Chief Financial Officer
                                         Address:  1938 East Phelps
                                                   Springfield, Missouri 65802
                                                   Attn: Chief Financial Officer

                                         PURCHASER:

                                         SRC HOLDINGS CORPORATION,
                                         a Missouri corporation

                                         By:  /s/ John P. Stack
                                            ------------------------------------
                                         Name:  John P. Stack
                                         Title: President
                                         Address:  3140 East Division Street
                                                   Springfield, MO 65802

                                         Copy to:  General Counsel
                                                   3140 East Division Street
                                                   Springfield, MO 65802

                                         QUEST CAPITAL ALLIANCE, L.L.C.,
                                         a Missouri limited liability company

                                         By:  /s/ Steven W. Fox
                                            ------------------------------------
                                         Name:  Steven W. Fox
                                         Title: General Manager
                                         Address:  3140 East Division
                                                   Springfield, Missouri  65802

                                       18